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                                                                   Exhibit 3(b)


                                   BY-LAWS
                                      OF
                               XTRA CORPORATION


                 SECTION 1  LAW, CERTIFICATE OF INCORPORATION
                                 AND BY-LAWS

     1.1 These by-laws are subject to the certificate of incorporation of the corporation. In these by-laws, references to law, the certificate of incorporation and bylaws mean the law, the provisions of the certificate of incorporation and the by-laws as from time to time in effect, and capitalized terms defined in the certificate of incorporation are used with the meanings set forth therein.

                           Section 2.  STOCKHOLDERS

     2.1 ANNUAL MEETING. The annual meeting of stockholders shall be held at 10:00 a.m. on the last or second to last business day of January in each year which is not a Monday or a Friday, or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect a board of directors and transact such other business as may be required by law or these by-laws or as may properly come before the meeting. The actual date of the annual meeting shall be publicly announced each year after the date thereof has been set by the board.

     2.2 SPECIAL MEETINGS. A special meeting of the stockholders (i) may be called at any time by the chairman of the board, if any, the president or the board of directors, and (ii) shall be called by the secretary, or in the case of the death, absence, incapacity or refusal of the secretary, by an assistant secretary or some other officer, upon receipt of an application of (a) the holder or holders of twenty percent (20%) of the shares issued and outstanding entitled to notice of, and to vote at, a meeting of stockholders, or (b) a majority of the directors then in office. Any such application shall state the purpose or purposes of the proposed meeting. Any such call shall state the place, date, hour, and purposes of the meeting and shall be given within fifteen (15) days of receipt of the application for such special meeting. Business transacted at any special meeting shall be limited to the purpose or purposes thereof stated in the notice of such special meeting.

     2.3 PLACE OF MEETING. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such place within or without the State of Delaware

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as may be determined from time to time by the chairman of the board, if any, the president or the board of directors. Any adjourned session of any meeting of the stockholders shall be held at the place designated in the adjournment.

     2.4 NOTICE OF MEETINGS. Except as otherwise provided by law, a written notice of each meeting of stockholders stating the place, day and hour thereof and, in the case of a special meeting, the purposes for which the meeting is called, shall be given not less then ten nor more than sixty days before the meeting, to each stockholder entitled to vote thereat, and to each stockholder who, by law, by the certificate of incorporation or by these by-laws, is entitled to notice, by leaving such notice with him or at his residence or usual place of business, or by depositing it in the United States mail, postage prepaid, and addressed to such stockholder at his address as it appears in the records of the corporation. Such notice shall be given by the secretary, or by an officer or person designated by the board of directors, or in the case of a special meeting by the officer calling the meeting. As to any adjourned session of any meeting of stockholders, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment was taken except that if the adjournment is for more than thirty days or if after the adjournment a new record date is set for the adjourned session, notice of any such adjourned session of the meeting shall be given in the manner heretofore described. No notice of any meeting of stockholders or any adjourned session thereof need be given to a stockholder if a written waiver of notice, executed before or after the meeting or such adjourned session by such stockholder, is filed with the records of the meeting or if the stockholder attends such meeting without objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders or any adjourned session thereof need be specified in any written waiver of notice.

     2.5 BUSINESS AT STOCKHOLDER MEETINGS. Unless otherwise determined by the board of directors prior to a meeting of the stockholders, the officer presiding at such meeting, determined in accordance with these by-laws, shall determine the order of business and shall have the authority in his discretion to regulate the conduct of such meeting, including, without limitation, to impose restrictions on the persons (other than stockholders of the corporation or their duly appointed proxies) who may attend such meeting, to regulate and restrict the making of statements or asking of questions at such meeting and to cause the removal from such meeting of any person who has disrupted or appears likely to disrupt the proceedings at such meeting. At a meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting of stockholders, business must be (a) specified in the notice of meeting (or any supplement thereto) given as provided in these by-laws, (b) otherwise properly brought before the meeting by or at the direction of a majority of the board of directors then in office, or (c) in the case of an annual meeting of stockholders, otherwise properly brought before such meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation and the stockholder must be a stockholder of record at the time such notice is given. For the notice to be timely in the case of

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an annual meeting, such notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days prior to the first anniversary of the date of the last annual meeting of stockholders. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (d) any material financial interest of the stockholder in such business. The business desired to be brought before the meeting by a stockholder shall be stated in the notice of such meeting or any supplemental notice thereof. Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at any meeting except in accordance with the procedures set forth in this Section 2.5. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.5, including the specific basis for such determination, and if he should so determine, any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.5, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and any successor law and the rules and regulations thereunder with respect to the matters set forth in this section.

     2.6 QUORUM OF STOCKHOLDERS. At any meeting of the stockholders a quorum as to any matter shall consist of a majority of the votes entitled to be cast on the matter, except where a larger quorum is required by law, by the certificate of incorporation or by these by-laws. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present. If a quorum is present at an original meeting, a quorum need not be present at an adjourned session of that meeting.

     2.7 ACTION BY VOTE. When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the certificate of incorporation or by these by-laws.
No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

     2.8 NO ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the stockholders of the corporation must be effected at an annual or special meeting of the stockholders of the corporation and may not be effected by any consent in writing by such stockholders.

     2.9 PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, or objecting to or voting or participating at a meeting. Every proxy must be signed by the stockholder or by his attorney in-fact. No proxy

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shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. The authorization of a proxy may but need not be limited to specified action, provided, however, that if a proxy limits its authorization to a meeting or meetings of stockholders, unless otherwise specifically provided such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof.

     2.10 INSPECTORS. The directors or the person presiding at the meeting may, but need not, appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment thereof. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes or ballots, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or ballots, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

     2.11 LIST OF STOCKHOLDERS. The secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his name. The stock ledger shall be the only evidence as to who are stockholders entitled to examine such list or to vote in person or by proxy at such meeting.

                        Section 3.  BOARD OF DIRECTORS

     3.1 NUMBER AND TENURE. The number of directors which shall constitute the whole board shall be not less than five nor more than twelve in number. Within the foregoing limits, the board of directors shall determine the number of directors and the number of directors may be increased at any time or from time to time by the directors by vote of a majority of the directors then in office.

     Except as otherwise provided by law, by the certificate of incorporation or by these by-laws, each director shall hold office until a successor is elected and qualified, or until such director sooner dies, resigns, is removed or replaced.

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     3.2  NOTICE OF STOCKHOLDER NOMINEES.  Only persons who are nominated in accordance with the procedures set forth in this Section 3.2 shall be eligible for election as directors at an annual meeting of stockholders or at a special meeting of stockholders called for the purpose of electing directors. Nominations of persons for election to the board of directors of the corporation may be made at an annual meeting of stockholders by or at the direction of the board of directors or by any stockholder of the corporation entitled to vote for the election of directors at such annual meeting who complies with the notice procedures set forth in this Section and such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the corporation. For the notice to be timely in the case of an annual meeting of stockholders, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days prior to the first anniversary of the date of the last annual meeting of stockholders. A stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange At of 1934, as amended or any successor regulation (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and
(b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation's books, of such stockholder and (ii) the class and number of shares of the corporation which are beneficially owned by such stockholder. The information required by the preceding sentence with respect to (i) the person or persons nominated for election to the board of directors, and (ii) the stockholder or stockholders giving the notice and making such nomination, shall be stated in the notice of the meeting or any supplemental notice thereof. At the request of the board of directors any person nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a stockholder's notice of nomination which pertain to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the by-laws, including the specific basis for such determination, and if he should so determine, the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, or any successor law and the rules and regulations thereunder with respect to the matters set forth in this Section.

     3.3 POWERS. The business and affairs of the corporation shall be managed by or under the direction of the board of directors who shall have and may exercise all the powers of the corporation and do all such lawful acts and things as are not by law, the certificate of incorporation or these by-laws directed or required to be exercised or done by

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the stockholders.

     3.4 VACANCIES. Vacancies on the board of directors and any newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, although less than a quorum or by a sole remaining director. Any director or directors so chosen shall hold office until the next annual meeting of the stockholders and until their successors shall be duly elected and shall qualify or until their earlier death, or resignation, removal or replacement. The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number, subject to any requirements of law or of the certificate of incorporation, or of these by-laws as to the number of directors required for a quorum or for any vote or other actions.

     3.5 COMMITTEES. Subject to Section 3.6, the board of directors may, by vote of a majority of the whole board, (a) designate, change the membership of or terminate the existence of any committee or committees, each committee to consist of one or more of the directors; (b) designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of the committee; and (c) determine the extent to which each such committee shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, including the power to authorize the seal of the corporation to be affixed to all papers which require it and the power and authority to declare dividends or to authorize the issuance of stock; excepting, however, such powers which by law, by the certificate of incorporation or by these by-laws they are prohibited from so delegating. Except as the board of directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the board or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these by-laws for the conduct of business by the board of directors. Each committee shall report to the board of directors upon request.

     3.6 EXECUTIVE COMMITTEE. The board of directors shall, by vote of a majority of the whole board, elect from its own number an executive committee, to consist of not less than two members in addition to the chief executive officer, and may from time to time designate or alter, within the limits permitted by this Section 3.6, the duties and powers of such committee, or change its membership.

     The executive committee shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation to the fullest extent permitted by Section 141 of the Delaware General Corporation Law, and may authorize the seal of the corporation to be affixed to all papers which may require it, including the power and authority to declare a dividend, to authorize the issuance of stock and to adopt a certificate of ownership and merger. Each member of the executive committee shall hold office until the first meeting of the board of directors following the next annual meeting of the stockholders and until his successor is elected and qualified, or until he sooner dies, resigns, is removed, is replaced by change of membership, or becomes disqualified by ceasing to be a

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director.  One-third of the members of the executive committee then in office, but in no case less than two members, shall constitute a quorum for the transaction of business, but any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

     3.7 REGULAR MEETINGS. Regular meetings of the board of directors may be held without call or notice at such places within or without the State of Delaware and at such times as the board may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent directors. A regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of stockholders.

     3.8 SPECIAL MEETINGS. Special meetings of the board of directors may be held at any time and at any place within or without the State of Delaware designated in the notice of the meeting, when called by the chairman of the board or by a majority of the directors then in office, reasonable notice thereof being given to each director by the secretary or by the chairman.

     3.9 NOTICE. It shall be reasonable and sufficient notice to a director to send notice by mail at least two days or by telegram at least the day before the meeting addressed to him at his usual or last known business or residence address or to give notice to him in person or by telephone at least the day before the meeting. Notice of a meeting need not be given to any director if a written waiver or notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

     3.10 QUORUM. Except as may be otherwise provided by law, by the certificate of incorporation or by these by-laws, at any meeting of the directors a majority of the directors then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

     3.11 ACTION BY VOTE. Except as may be otherwise provided by law, by the certificate of incorporation or by these by-laws, when a quorum is present at any meeting the vote of a majority of the directors present shall be the act of the board of directors.

     3.12 ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the board of directors or a committee thereof may be taken without a meeting if all the members of the board or of such committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the records of the meetings of the board or of such committee. Such consent shall be treated for all purposes as the act of the board or of

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such committee, as the case may be.

     3.13 PARTICIPATION-IN MEETINGS BY CONFERENCE TELEPHONE. Members of the board of directors, or any committee designated by such board, may participate in a meetings of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other or by any other means permitted by law. Such participation shall constitute presence in person at such meeting.

     3.14 COMPENSATION. In the discretion of the board of directors, each director may be paid such fees for his services as director and as a committee member and be reimbursed for his reasonable expenses incurred in the performance of his duties as director and as a committee member as the board of directors from time to time may determine. Nothing contained in this section shall be construed to preclude any director from serving the corporation in any other capacity and receiving reasonable compensation therefor.

     3.15 INTERESTED DIRECTORS AND OFFICERS.

     (a) No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the corporation's directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

          (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

          (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

          (3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

     (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

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                       Section 4.  OFFICERS AND AGENTS

     4.1 ENUMERATION; QUALIFICATION. The board of directors shall elect the officers of the corporation, which shall include a President and a Secretary, and may include, by election or appointment, a Chairman of the Board, a Vice Chairman of the Board, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such assistant secretaries, such assistant treasurers and such other officers as the board of directors may from time to time deem proper. The corporation may also have such agents, if any, as the board of directors from time to time may in its discretion choose. Any officer may be but none need be a director or stockholder. Each officer shall have such powers and duties as may be prescribed by these By-Laws and as may be assigned by the board of directors. Any two or more offices may be held by the same person except the offices of President and Secretary. Any officer may be required by the board of directors to secure the faithful performance of his duties to the corporation by giving bond in such amount and with such sureties or otherwise as the board of directors may determine.

     4.2 TERM OF OFFICE AND REMUNERATION. The term of office of all officers shall be one year and until their respective successors have been elected and qualified unless a shorter period shall have been specified by the terms of any officer's election or appointment. The remuneration of all officers of the corporation may be fixed by the board of directors or in such manner as the board of directors shall provide.

     4.3 CHAIRMAN OF THE BOARD. The Chairman of the Board, if there be one, shall preside at all meetings of the board of directors and the stockholders of the corporation, and shall have such other powers and duties as may from time to time be assigned by the board of directors.

     4.4 VICE CHAIRMAN OF THE BOARD. The Vice Chairman of the Board, if there be one, shall, in the absence of the Chairman of the Board, preside at all meetings of the board of directors and shall have such other powers and duties as may from time to time be assigned by the board of directors.

     4.5 PRESIDENT. The President shall have general management and supervision of the property, business and affairs of the corporation and over its other officers; may appoint and remove assistant officers and other agents and employees, other than the Chairman of the Board and Vice Chairman of the Board, if there be one; and may execute and deliver in the name of the corporation powers of attorney, contracts, bonds and other obligations and instruments, in each case subject to the control of the board of directors.

     4.6 VICE-PRESIDENT. A Vice-President shall have such duties and powers as shall be

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set forth in these by-laws or as shall be designated from time to time by the board of directors.

     4.7 TREASURER. Unless the board of directors otherwise specifies, the treasurer shall be the chief financial officer of the corporation and shall be in charge of its funds and valuable papers, and shall have such other duties and powers as may be designated from time to time by the board of directors.
If no controller is elected, the treasurer shall, unless the board of directors otherwise specifies, also have the duties and powers of the controller.

     4.8 CONTROLLER. If a controller is elected, he shall, unless the board of directors otherwise specifies, be the chief accounting officer of the corporation and be in charge of its books of account and accounting records, and of its accounting procedures. He shall have such other duties and powers as may be designated from time to time by the board of directors or the treasurer.

     4.9 SECRETARY. The secretary shall record all proceedings of the stockholders, of the board of directors and of committees of the board of directors in a book or series of books to be kept therefor and shall file therein all actions by written consent of directors. In the absence of the secretary from any meeting, an assistant secretary, or if there be none or he is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof. Unless a transfer agent has been appointed, the secretary shall keep or cause to be kept the stock and transfer records of the corporation, which shall contain the names and record addresses of all stockholders and the number of shares registered in the name of each stockholder. He shall have such other duties and powers as may from time to time be designated by the board of directors.

     4.10 ASSISTANT OFFICERS. Any assistant officer shall have such powers and duties of the officer such assistant officer assists as such officer or the board of directors shall from time to time prescribe.

                    Section 5.  RESIGNATIONS AND REMOVALS

     5.1 Any director or officer may resign at any time by delivering his resignation in writing to the chairman of the board, the president, or the secretary or to a meeting of the board of directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time, and without in either case the necessity of its being accepted unless the resignation shall so state. A director (including persons elected by directors to fill vacancies in the board) may be removed from office with or without cause by the vote of the holders of a majority of the shares issued and outstanding and entitled to vote in the election of directors. The board of directors may at any time remove any officer either with or without cause. The board of directors may at any time terminate or modify the authority of any agent.

                            Section 6.  VACANCIES

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     6.1  If the office of any officer becomes vacant, the directors may elect a successor by vote of a majority of the directors then in office. Each such successor shall hold office for the unexpired term, and until his successor is chosen and qualified or in each case until he sooner dies, resigns, is removed, is replaced or becomes disqualified. Any vacancy of a directorship shall be filled as specified in Section 3.4 of these by-laws.

                          Section 7.  CAPITAL STOCK

     7.1 STOCK CERTIFICATES. Each stockholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by him, in such form as shall, in conformity to law, the certificate of incorporation and the by-laws, be prescribed from time to time by the board of directors. Such certificate shall be signed by the chairman or vice chairman of the board, if any, or the president or a vice president and by the treasurer or an assistant treasurer or by the secretary or an assistant secretary. Any of or all the signatures on the certificate may be a facsimile. In case an officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the time of its issue.

     7.2 LOSS OF CERTIFICATES. In the case of the alleged theft, loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms, including receipt of a bond sufficient to indemnify the corporation against any claim on account thereof, as the board of directors may prescribe.

                   Section 8.  TRANSFER OF SHARES OF STOCK

     8.1 TRANSFER ON BOOKS. Subject to the restrictions, if any, stated or noted on the stock certificate, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the board of directors or the transfer agent of the corporation may reasonably require. Except as may be otherwise required by law, by the certificate of incorporation or by these by-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote or to give any consent with respect thereto and to be held liable for such calls and assessments, if any, as may lawfully be made thereon, regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the corporation.

     It shall be the duty of each stockholder to notify the corporation of his post office address.

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     8.2  RECORD DATE AND CLOSING TRANSFER BOOKS.  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no such record date is fixed by the board of directors, the record date for determining the stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

     In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such payment, exercise or other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.


                          Section 9.  CORPORATE SEAL

     9.1 Subject to alteration by the directors, the seal of the corporation shall consist of a flat-faced circular die with the word "Delaware" and the name of the corporation cut or engraved thereon, together with such other words, dates or images as may be approved from time to time by the directors.


                       Section 10.  EXECUTION OF PAPERS

     10.1 Except as the board of directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts or other obligations made, accepted or endorsed by the corporation shall be signed by the chairman of the board, the president, any vice president, the treasurer or the secretary.


                           Section 11.  FISCAL YEAR

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     11.1  Except as from time to time otherwise provided by the board of directors, the fiscal year of the corporation shall end on the last day of September in each year.


                           Section 12.  AMENDMENTS

     12.1 These by-laws may be altered, amended or repealed by (i) the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of stock of all classes and series of this corporation entitled to vote generally in the election of directors, voting together as a single class or (ii) a vote of the majority of the directors then in office, at any annual, regular or special stockholders or directors meeting, called for that purpose, the notice of which shall specify the subject matter of the proposed new by-law or the alteration, amendment or repeal of an existing by-law or the articles to be affected thereby. Any by-law, whether made, altered, amended or repealed by the stockholders or directors, may be repealed, amended, further amended or reinstated, as the case may be, by either the stockholders or the directors as aforesaid.


                                 *************
As adopted by the Board of Directors: August 3, 1989
As amended by the Board of Directors: March 20, 1990
As amended by the Board of Directors: January 24, 1996

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